                                  LEASE AGREEMENT

                    (San Diego - Morena Blvd. - Charlotte Russe)

            AGREEMENT made this 24th day of July, 1997, by and between PRICE ENTERPRISES, INC., a Delaware corporation (referred to herein as "Landlord") and CHARLOTTE RUSSE, INC., a California corporation (referred to herein as "Tenant").

                                      RECITALS

            A) Landlord is the fee owner of the real property legally described on Exhibit A attached hereto which is comprised of approximately twenty seven (27) acres of land, multiple adjoining buildings (the "Building Complex") and other improvements thereon as shown on the Site Plan attached hereto as Exhibit B (collectively referred to herein as the "Shopping Center").

            B) Landlord wishes to lease to Tenant and Tenant wishes to lease from Landlord, a portion of a building located in the Shopping Center (the "Building"), which portion contains approximately eighty seven thousand (87,000) square feet of Floor Area (the "Building Premises"), shown on the Site Plan attached hereto as Exhibit B together with the parking lot area shown on Exhibit B (the "Parking Lot Premises"). The Building Premises and the Parking Lot Premises are collectively referred to herein as the "Premises".

            NOW, THEREFORE, in consideration of the mutual covenants herein, the Landlord and Tenant agree as follows:

                                     ARTICLE I

                            DEFINITIONS, PREMISES, TERM

     1.01   DEFINITIONS.

            A) "Building" shall mean the building in which the Building Premises is located which is depicted on Exhibit B attached hereto.

            B) "Building Complex" is defined in Recital Paragraph (A).

            C) "Commencement Date" shall mean the date the Term of this Lease begins as provided in Section 1.04.

            D) "Extension Term" is defined in Section 1.06.

            E) "Floor Area" shall mean the aggregate number of.. square feet of floor space, from time to time, of the ground floors only in any and all buildings located in the Shopping Center available or held for the exclusive use and occupancy of tenants or occupants or future tenants or occupants, whether or not actually occupied, measured from the exterior faces or the exterior lines of the exterior walls and from the center of interior walls separating separate premises. Excluded from Floor Area are any fire corridors

            F) "Governing Interest Rate" shall mean the prime rate charged by Wells Fargo Bank of California, plus three (3) percentage points, determined as of the date interest begins to accrue.

            G) "Impositions" is defined in Section 4.01 (A).

            H) "Initial Term" is defined in Section 1.05.

            I) "Landlord" shall mean the Landlord named herein and its successors and assigns.

            J) "Landlord's Work" is defined in Exhibit D attached hereto.

            K) "Law" shall mean any judicial decision, statute, constitution, ordinance, regulation, rule, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the Landlord and Tenant or the Premises, or both, in effect either at the time of execution of this Lease or at any time during the Term, including, without limitation, any regulation or order of a quasiofficial entity or body (e.g., Board of Fire Examiners or public utilities).

            L) "Lease" shall mean this lease agreement.

            M) "Lease Date" is the date of this Lease.

            N) "Lease Termination Date" shall mean the last day of the 'Term" as provided herein or upon earlier termination of this Lease.

            O) "Lease Year" shall mean every twelve (12) consecutive calendar months during the Term commencing on the Rent Commencement Date, provided, however, if the Rent Commencement Date is not the first day of a calendar month, the first Lease Year shall consist of the twelve (12) full consecutive calendar months following the Rent Commencement Date, plus the period from the Rent Commencement Date to the first day of such twelve (12) calendar month period.

            P) "Minimum Rent" is defined in Section 3.02.

            Q) "Mortgage" shall mean any mortgage, deed to secure debt, trust indenture, or deed of trust which may now or hereafter affect, encumber, or be a lien upon the Premises or

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Landlord's interest therein; and any renewals, modifications, consolidations replacements, and extensions thereof.

            R) "Mortgagee" shall mean the holder of any Mortgage, at any time.

            S) "North Driveway Area" is defined in Section 1.03(A).

            T) "Option Notice" is defined in Section 1.06(C)(2)(a).

            U) "Parking Lot Premises" is defined in Recital Paragraph (B).

            V) "Person" shall mean and include an individual, corporation, partnership, unincorporated organization or government, or any agency or political subdivision thereof.

            W) "Premises" is defined in Recital Paragraph (B).

            X) "Pro Rata Share" shall mean a fraction the numerator of which is the Floor Area of the Building Premises and the denominator of which is the Floor Area of the entire Shopping Center, including the Building Premises, as determined from time to time.

            Y) "Rent" shall mean Minimum Rent and all other amounts required to be paid by Tenant to Landlord as provided herein.

            Z) "Repairs" shall mean repairs, replacements, alterations, changes, and improvements.

           AA) "Rent Commencement Date" is defined in Section 3.01.

           BB) "Restoration" is defined in Section 7.01.

           CC) "Tenant" shall mean the Tenant named herein and its successors and as-signs as permitted herein.

           DD) "Tenant's Work" is defined in Exhibit D.

           EE) "Term" shall mean the Initial Term or the Initial Term as then extended pursuant to Section 1.06 herein.

     1.02   EXHIBITS.

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     The following exhibits are attached to and part of this Lease.

            Exhibit A - Legal Description of Shopping Center.
            Exhibit B - Site Plan of Shopping Center.
            Exhibit C - Confirmation of Initial Term of Lease.
            Exhibit D - Leasehold Improvements.
            Exhibit E - Sign Requirements.

     1.03   LEASE OF PREMISES.

            A) Landlord leases to Tenant and Tenant leases from Landlord the Premises, upon the terms and conditions of this Lease. Without limitation of the foregoing, Landlord grants Tenant and its employees, agents, contractors, invitees and suppliers the non-exclusive right to use the driveway entrance of the Shopping Center to the north of the Premises (the "North Driveway Area"), as shown on the Site Plan attached hereto as Exhibit B, for vehicular ingress only from Morena Boulevard to the Premises. Vehicles may not exit the Premises through the North Driveway Area.

            B) The Premises are leased in their "AS IS" condition subject to Landlord's Work and subject to Landlord's obligations under Section 2.04 and
6.02. Tenant acknowledges that it is relying on its own investigation of the Premises, including, but not limited to, its physical condition of the Premises, and further acknowledges that the Landlord makes no representation or warranty with respect to the Premises or any other matter pertaining to this Lease, except as specifically provided herein.

            C) Landlord warrants that upon the Commencement Date the roof of the Building Premises shall be reasonably watertight and Landlord has the right to grant sole and exclusive possession of the Parking Lot Premises to the Tenant.

            D) This Lease of the Premises is subject to (i) all covenants, conditions, restrictions, easements, liens and encumbrances, and other matters of record affecting the Premises; (ii) all future covenants, conditions, restrictions, easements, liens and encumbrances and other matters of record affecting the Premises, provided they do not materially adversely affect Tenant's rights or obligations herein; and (iii) all Laws. Except for the matters shown in that certain title insurance policy as of December 16, 1994, issued by Chicago Title Company, Policy No.: 970103 15, Reference: 984537 / #14, Landlord represents and warrants that there are no covenants, conditions, restrictions, easements, liens or encumbrances, or other matters of record, which materially adversely (i) affect Tenant's use and enjoyment of the Premises pursuant to this Lease, (ii) affect Tenant's exercise of its rights under this Lease, and/or (iii) increase Tenant's obligations under this Lease.

            E) Tenant has no right to park in or otherwise use any portion of the Shopping Center other than the Premises and the North Driveway Area as provided herein.

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     1.04   LANDLORD'S WORK.

            A) Landlord shall cause the construction of Landlord's Work in accordance with applicable codes and laws as provided in Exhibit D, attached hereto captioned "Leasehold Improvements". The term of this Lease shall begin (the "Commencement Date") on the date (i) Landlord has substantially completed that portion of Landlord's Work required to be completed prior to the Commencement Date, as provided herein in paragraph 1 A) 1) of Exhibit D, other than such "punch list" items which can be completed within thirty (30) days and without material interference with Tenants efforts to ready the Premises for Tenant's occupancy; and (ii) Landlord has given Tenant written notice that the Premises is ready for Tenant's possession.

            B) Landlord covenants to diligently rectify the items contained in the "punch list" while minimizing interference with the performance of Tenant's Work.

            C) Promptly after the Lease Date, Landlord shall prepare building plans for the Landlord's Work and submit same to the applicable governmental authorities to obtain all necessary permits to construct Landlord's Work (the "Landlord's Permits"). If Landlord does not obtain the Landlord's Permits within sixty (60) days after the Lease Date, then either Landlord (provided Landlord has diligently attempted to obtain Landlord's Permits) or Tenant may terminate this Lease by giving notice of such termination to the other party within ten (10) days after such sixty (60) day period.

            D) Landlord's Architect shall determine the Floor Area of the Building Premises upon completion of the Landlord's Work and notify both Landlord and Tenant, in writing, of such measurements prior to the Rent Commencement Date. Such determination by Landlord's Architect shall be binding on Tenant, unless Tenant gives Landlord written notification of such disagreement within fifteen (15) days after receiving such determination, in which case, Landlord and Tenant shall agree on an independent architect (to be paid in equal shares by Landlord and Tenant) to determine Floor Area which determination shall be binding on Landlord and Tenant.

     1.05   INITIAL TERM.

            A) The term of this Lease shall commence on the Commencement Date and terminate August 31, 2009 ("Initial Term").

            B) When the Commencement Date and the Rent Commencement Date have been determined, the Landlord and Tenant shall immediately execute a confirmation of such dates in the form and content as set forth in Exhibit C attached hereto.

     1.06   OPTION TO EXTEND LEASE TERM.

            A) Subject to Paragraph E) below Tenant may, at Tenants option, extend the Initial Term of this Lease for up to two (2) consecutive periods of five (5) years each (each such period referred to as an "Extension Term"), subject to all the provisions of this Lease, except for any further extensions of the Term. The Extension Term shall commence at the expiration of the Initial Term, or the previous Extension Term, as the case may be, and shall terminate on the last day prior to the fifth anniversary of the date of commencement of the Extension Term, unless sooner terminated as provided herein.

            B) After the exercise of an option to extend, all references in this Lease to the "Term" shall be considered to mean the Term as extended, and all references to termination or to the end of the Term shall be considered to mean the termination or end of the Extension Term.

            C) Tenant's right to extend the Initial Term or such Initial Term as previously extended, is subject to:

                    (1)  the following conditions precedent:

                         a)   This Lease shall be in full force and effect at
the time notice of exercise is given and on the last day of the Initial Term or the then current Extension Term, as applicable.

                         b)   Tenant shall not be in default with all periods of
time to cure such default having expired as provided in Section 13.01 herein:
(i) at the time notice of exercise is given; or (ii) on the last day of the Initial Term, or the previous Extension Term as the case may be.

                    (2) compliance with the following procedure for exercising the option:

                         a)   At least one (1) year before the last day of the
Initial Term or the current Extension Term, as the case may be, Tenant shall give Landlord written notice irrevocably exercising the option (the "Option Notice").

                         b)   Each party shall, at the request of the other,
execute a memorandum acknowledging the fact that the option in question has been exercised.

            D) Neither the foregoing option granted to Tenant to extend the Term of this Lease, nor the exercise thereof by Tenant, shall prevent Landlord from exercising any right granted or reserved to Landlord in this Lease or which Landlord may have by virtue of any Law or otherwise, to terminate this Lease, either during the Initial Term or during any Extension Term. Any lawful termination of this Lease shall serve to terminate all Extension Terms, whether or not Tenant shall have exercised same. Any right on the part of Landlord to terminate this

Lease shall continue during the Extension Term, and the foregoing option granted to Tenant to extend the Term shall not be deemed to give Tenant any further option to extend the Term.

            E) A portion of the shopping center is currently leased to The Price Company pursuant to a written lease dated August 29, 1994 between Price Enterprises, Inc. ("Landlord") and The Price Company ("Tenant") (referred to herein as the "Costco Lease"). The initial term of the Costco Lease expires August 31, 2009. The tenant under the Costco Lease has an option to extend the initial term of such lease for up to seven (7) periods of five (5) years each.

                    (1) In the event the Tenant herein exercises its option to extend the term of this Lease for the first Extension Term commencing September 1, 2009, and the tenant under the Costco Lease does not exercise its option to extend the term of the Costco Lease (beginning September 1, 2009) then the Landlord, at its option, may declare Tenant's option to extend the Term of this Lease null and void by giving written notice of such fact to Tenant within thirty (30) days after the right of the tenant under the Costco Lease to extend its lease term expires.

                    (2) In the event that the initial terms of both this Lease and the Costco Lease are extended for the five year period beginning September 1, 2009, and in the event the Tenant herein exercises its option to further extend the Term of this Lease for the second Extension Term commencing September 1, 2014, and the tenant under the Costco Lease does not exercise its further option to extend the term of the Costco Lease, beginning September 1, 2014, then the Landlord, at its option, may declare Tenant' s option to extend the Term of this Lease null and void by giving written notice of such fact to the Tenant within thirty (30) days after the right of the tenant under the Costco Lease to extend its lease term expires.

            F) Landlord represents that the tenant under the Costco Lease must exercise its options, if any to extend the term of such lease at least six
(6) months prior to the expiration of the then-existing lease term.

                                    ARTICLE II

                           USE AND OPERATION OF PREMISES

     2.01   USE OF PREMISES.

            Tenant may use the Building Premises for offices, warehousing and a merchandise distribution facility and for merchandise liquidation sales one (1) day only during each calendar month and for no other purpose whatsoever; and may use the Parking Lot Premises for parking vehicles and driveways and a trash container and compact area and for no other purpose whatsoever.

     2.02   OPERATION OF TENANT'S BUSINESS.

            A) In the event Tenant does not operate its business in the Premises for more than six (6) months during any twelve (12) month period, except if prevented by events of Force Majeure and except for days during which Tenant is diligently making alterations or repairs to the Premises, then Landlord, at its option, may terminate this Lease upon sixty (60) days prior notice to the Tenant.

            B) The following activities are prohibited on the Premises except as otherwise provided in paragraph (A) above: auction, going out of business, fire or bankruptcy sales; unreasonable noise or offensive odors; coin operated vending machines or pay telephones, unless for the exclusive use of employees of the Tenant. In addition, no radio or television antennas shall be installed on the exterior of the Building Premises, and no aerial or any form of satellite dish may be erected on the roof or otherwise on the exterior of the Building, unless it is not visible to public view.

     2.03   TENANT'S COMPLIANCE WITH LAWS.

     Tenant shall comply with all Laws concerning the Premises and the use thereof.

     Notwithstanding anything to the contrary contained in this Lease, Tenant shall not (and Landlord shall) be required to comply with the provision of any Law pertaining to the Premises and/or the use thereof if and to the extent that the then need for such compliance is caused by or is legally required due to:
(i) work which Landlord or another tenant proposes to do with respect to the Shopping Center or any part thereof or (ii) a use proposed to be conducted in the Shopping Center (other than the Premises) by parties other than the Tenant.

     2.04   WASTE - NUISANCE.

     Tenant shall not use the Premises in any manner that will constitute waste or a public or private nuisance.

     2.05   TENANT SIGNS.

            A) Tenant, at its cost, shall have the right to place, construct and maintain an exterior sign on the outside of the Premises, as set forth in the "Sign Requirements" in Exhibit E attached hereto, advertising the name of its business.

            B) Tenant shall not have the right to place, construct, or maintain on the exterior walls or roof of the Building Premises, any signs, advertisements, names, insignia, trademarks, descriptive material, or any other similar item without Landlord's consent, except as allowed in Exhibit E attached hereto. Landlord, at Tenant's cost, may remove any item placed, constructed, or maintained that does not comply with the provisions of this paragraph.

            C) Tenant shall not, without Landlord's consent, place, construct, or maintain outside of the Premises and within the Shopping Center any advertisement media, including, without limitation, searchlights, flashing lights, loudspeakers, phonographs, or other similar visual or audio media.

     2.06   CANCELLATION OF INSURANCE; INCREASE IN INSURANCE RATES.

            Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Building. If the rate of any insurance carried by Landlord is increased solely as a result of Tenant's use, Tenant shall pay to Landlord within thirty (30) days before the date Landlord is obligated to pay a premium on the insurance, or within ten (10) days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused solely by an activity of Tenant of the Premises as permitted in this Lease, whichever date is later, a sum equal to the difference between the original premium and the increased premium.

     2.07   LANDLORD'S ENTRY ON PREMISES.

            A) Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times during Tenant's normal business hours, upon twelve (12) hours prior notice to Tenant, unless such entry is required due to an emergency, for any of the following purposes:

                    (1) to determine the condition of the Premises and whether Tenant is complying with its obligations under this Lease;

                    (2) to do, at its option, any Repairs to the Premises where Tenant has failed to do so;

                    (3) to do any Repairs to the Premises which Landlord is required to do as provided herein;

                    (4) to serve, post, or keep posted any notices required or allowed under the provisions of this Lease; and

                    (5) to show the Premises to any prospective purchaser of the Premises or any lender with respect to the Shopping Center.

            B) Landlord shall conduct its activities on the Premises as allowed in this section in a manner that will cause the least possible inconvenience, annoyance, or disturbance to Tenant. Nothing in this Section shall be deemed to impose any obligation on the part of Landlord to do anything that is allowed by this Section.

               Notwithstanding anything to the contrary contained in this Lease, in the event that due to any entry by or on behalf of Landlord into the Premises, the Premises are rendered wholly or partially untenantable, then during the period of such untenantability all Rent shall abate in proportion to the degree to which Tenant's use of the Premises is impaired.

                                    ARTICLE III

                                        RENT

     3.01   RENT COMMENCEMENT DATE.

            Tenant shall commence paying Minimum Rent, Rent, Impositions, and all other Rent as provided herein on the earlier of (i) the date Tenant opens for business on the Premises, or (ii) ninety (90) days after the Commencement Date (the "Rent Commencement Date").

     3.02   MINIMUM RENT.

            A) Tenant shall pay to Landlord a monthly "Minimum Rent" during each Lease Year, beginning on the Rent Commencement Date as follows:

                    (1)  INITIAL TERM

                         LEASE YEAR          MONTHLY RATE
                         ----------          ------------
                         1- 3                $.47 per square foot of Floor Area.
                         4- 7                $-57 per square foot of Floor Area.
                         8-11                $-67 per square foot of Floor Area.
                           12 through end    $.77 per square foot of Floor Area.
                           of Initial Term

                    (2)  EXTENSION TERM

                         September 1, 2009 - August 31, 2014
                                        The greater of $18 per square foot of
                                        Floor Area or ninety five percent (95%)
                                        of the Minimum Monthly Fair Market Value
                                        Rental Rate as determined in paragraph
                                        (B) below.

                         September 1, 2014 - August 31, 2019
                                        The greater of $.78 per square foot of
                                        Floor Area or ninety five percent (95%)
                                        of the Minimum Monthly Fair

                                              Market Value Rental Rate as
                                              determined in paragraph (B) below.


            B) (1) The "Minimum Monthly Fair Market Rental Rate" shall be determined as provided in this Section 3.02 (B).

               (2) The parties shall have thirty (30) days after Landlord receives an Option Notice in which to agree, in writing, on the Minimum Monthly Fair Market Value Rental Rate during the Extension Term. If the parties agree, in writing, on the Minimum Monthly Fair Market Value Rental Rate for the Extension Term within the thirty (30) day period, they shall immediately execute an amendment to this Lease, stating the Minimum Monthly Fair Market Rental Rate for such Extension Term.

               (3) If the parties are unable to agree on the Minimum Monthly Fair Market Value Rental Rate for the Extension Term within the thirty (30) day period, then within ten (10) days after expiration of that period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five years' full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the Minimum Monthly Fair Market Value Rental Rate for the Extension Term. If a party does not appoint an appraiser within such ten (10) day period, the single appraiser appointed shall be the sole appraiser and shall set the Minimum Monthly Fair Market Value Rental Rate for the Extension Term. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the Minimum Monthly Fair Market Value Rental Rate for the Extension Term. If the are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this paragraph within seven (7) days after the last day the two appraisers are given to set the Minimum Monthly Fair Market Value Rental Rate. If they are unable to agree on the third appraiser, either of the parties to this Lease by giving ten (10) days' notice to the other party may file a petition with the American Arbitration Association solely for the purpose of selecting a third appraiser who meets the qualifications stated in this paragraph. Each party shall bear half the cost of the American Arbitration Association's appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

               (4) Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Minimum Monthly Fair Market Value Rental Rate for the Extension Term. If a majority of the appraisers are unable to set the Minimum Monthly Fair Market Value Rental Rate within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the Minimum Monthly Fair Market Value Rental Rate for the Premises during the Extension Term. If, however, the low appraisal and/or the high appraisal are more than five percent (5%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the Minimum Monthly Fair Market Value Rental Rate for the Premises during the Extension Term. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the Minimum Monthly Fair Market Value Rental Rate for the Premises during the Extension Term.

               (5) Minimum Monthly Fair Market Value Rental Rate shall be the minimum rent a willing tenant would pay and a willing landlord would accept for the Extension Term, subject to all of the other terms and conditions of this Lease determined as of the date of which is one (1) year, prior to the beginning of the Extension Term.

     3.03   MONTHLY INSTALLMENTS.

            The Minimum Rent for each Lease Year shall be paid in twelve (12) equal monthly installments in advance on the Rent Commencement Date and on the first day of each calendar month thereafter (referred to herein as "Monthly Rent"). If the first Lease Year is longer than twelve (12) calendar months, the annual Minimum Rent for the first Lease Year shall consist of the annual Minimum Rent for twelve (12) calendar months, plus a pro-rated daily amount for the period from the Rent Commencement Date until the last day of the month in which the Rent Commencement Date occurs. If the last day of the Term is other than the last day of a calendar month, then the Minimum Rent for such short month shall be pro-rated on a daily basis based upon a thirty
(30) day month.

     3.04   NO COUNTERCLAIM, ABATEMENT, ETC.

            Except as otherwise specifically provided herein, Rent and all other sums payable by Tenant hereunder shall be paid without notice, demand, noncompulsory counterclaim, setoff, deduction or defense, and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Tenant hereunder shall in no way be released, discharged or otherwise affected by reason of (a) any damage to or destruction of or any Taking (as hereinafter defined) of the Premises, including improvements thereto or any part thereof; (b) any restriction or prevention of or interference with any use of the Premises, including improvements thereto or any part thereof other than by Landlord; (c) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Landlord; (d) any claim which Tenant has or might have against Landlord; or (e) any failure on the part of Landlord to perform or comply with any of the terms hereof or of any other agreement with Tenant, whether or not Tenant shall have notice or knowledge of any of the foregoing. Nothing contained in the preceding sentence shall preclude Tenant from bringing an independent action against Landlord. Except as expressly provided in this Lease, Tenant waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises or any part thereof, or to any abatement, suspension, deferment, diminution or reduction of rent or any other sum payable by Tenant hereunder.

     3.05   INTEREST ON RENT.

            Each late payment of Rent shall bear interest from its due date until paid, at the Governing Interest Rate.

     3.06   LATE CHARGE.

            Notwithstanding anything to the contrary herein contained, in order to cover the extra expenses involved in handling delinquent payments, Tenant, at Landlord's option, shall pay a "late charge" of five percent (5%) of the delinquent payment when such payment of Rent hereunder is paid more than ten (10) days after the due date and more than three (3) days after written demand for Rent by Landlord. It is understood and agreed that this charge is for additional expense incurred by Landlord, and shall not be considered interest.

     3.07   PLACE FOR PAYMENT OF RENT.

            All payments of Rent shall be made to the Landlord at 4649 Morena Boulevard, San Diego, California 92117, or such other address designated, in writing, by Landlord.

                                  ARTICLE IV

                       TAXES, ASSESSMENTS AND UTILITIES

     4.01   IMPOSITIONS.

            A) The term "Impositions" shall mean all real estate taxes, duties or assessments (special or otherwise), water and sewer rents, whether ordinary or extraordinary, general or special, foreseen or unforeseen, of any kind and nature whatsoever, which, at any time during the Term of this Lease, shall be assessed, levied, confirmed, imposed upon or grow out of, or become due and payable in respect of, or become a lien on or be attributable in any manner to the Shopping Center, or the rents receivable therefrom, or any part thereof or any use thereon or any facility located therein or used in connection therewith, whether or not any of the foregoing shall be a so-called "real estate ta)e'. From and after the Rent Commencement Date, Tenant shall pay to Landlord Tenant's Pro-Rata Share of all Impositions attributable to the land and Improvements of the Shopping Center. All Impositions or installments thereof payable with respect to the tax year in which the Rent Commencement Date shall occur, and all Impositions or installments thereof with respect to the tax year in which this Lease shall terminate, shall be apportioned.

            B) With respect to Impositions which by law may be paid over a period of time, Landlord shall be deemed to have elected (the "Installment Election") to pay such Impositions over the longest period of time permitted by law, regardless of whether Landlord has in fact so elected. With respect to each year in which the Installment Election is effective and with respect to the Impositions subject to the Installment Election, Tenant's share of such

Imposition(s) for each year shall be the amount which would be required to be paid to the collecting authority as if Landlord had in fact made the Installment Election, plus interest and/or penalties resulting from the Installment Election.

     4.02   OTHER GOVERNMENTAL CHARGES.

            Tenant shall pay, before any fine, penalty, interest, or cost may be added thereto or become due or be imposed by operation of law for the nonpayment thereof, all excises, levies, licenses, and permit fees, and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever attributable solely to (a) the Premises, or (b) Tenant, which, at any time prior to or during the Term of this Lease, may be assessed, levied, confirmed, imposed upon, or grow or become due and payable out of or in respect of or become a lien on, the Premises or any part thereof or any appurtenance thereto as the result of or in connection with the use to which the Premises are put by Tenant (notwithstanding that such use may be for the purposes herein permitted or may have been consented to by Landlord).

     4.03   EXCEPTIONS FROM IMPOSITIONS; CHARGES IN LIEU OF IMPOSITIONS.

            Tenant shall not be required to pay any municipal, county, state, or federal income or franchise taxes of Landlord, business license fee of Landlord, or any municipal, county, state, or federal estate, succession, inheritance, or transfer taxes of Landlord. If, at any time during the term, the State in which the Property is locate or any political subdivision of the state, including any county, city and county, public corporation, district, or any other political entity or public corporation of the state, levies or assesses against Landlord a tax, fee, or excise on (1) rents, (2) the square footage of the Premises, (3) the act of entering into this Lease, or (4) the occupancy of Tenant, however described, including, without limitation, a socalled value-added tax, as a direct substitution in whole or in part for, or in addition to, any real property taxes, Tenant shall pay before delinquency that tax, fee, or excise. Tenant's share of any such tax, fee, or excise shall be substantially the same as Tenant's proportionate share of real property taxes as provided in this Lease.

     4.04   PAYMENT OF IMPOSITIONS.

            Landlord shall submit to Tenant, with respect to each real estate fiscal tax period for which Impositions are payable, a bill for Tenant's Pro Rata Share of the Impositions, together with a true copy of the tax bill. Tenant shall pay Impositions to Landlord within thirty (30) days after receipt of such tax bill.

     4.05   CONTEST OF TAXES.

     Except as provided below, Tenant shall not institute any proceeding with respect to the assessed valuation of the Premises or any part thereof or the Impositions thereon. If Landlord has not instituted such proceeding for any year or fiscal period, and if at least forty-five (45) days prior to the last day for the institution thereof, Ten ' ant requests Landlord to institute such proceeding, Landlord may, within fifteen (15) days after such request, file with the appropriate authority having jurisdiction thereover, an application for reduction and correction of the tax assessment for such year or fiscal period, failing which, Tenant may file such application on behalf of Landlord. In the event that there should be an increase in Impositions as a result of a proceeding instituted at the request of or by Tenant, then Tenant shall pay the full amount of (a) such increase each year during the Term, and (b) the expenses incurred in connection therewith; provided, however, that if any such Imposition which was increased as a result of a proceeding instituted by or at the request of Tenant for any tax year, shall, for such tax year, subsequently be reduced, Tenant shall receive the benefit of such reduction. If Landlord shall receive a refund of an Imposition for which Tenant has made payment, Tenant shall receive such refund thereof after deducting the costs, fees and expenses incurred by Landlord in connection with obtaining such refund. Landlord shall provide Tenant with copies of notices received by Landlord from the taxing authorities of any assessments or reassessments of the Premises in sufficient time to enable Tenant to contest same in accordance with the provision of this Section 4.05.

     4.06   PERSONAL PROPERTY TAX.

            Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges ("taxes") that are levied and assessed against Tenant's personal property installed or located in or on the Premises, and that become payable during the term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any taxes on Tenant's personal property are levied against Landlord or , Landlord's property, or if the assessed value of the Building or the Shopping Center is increased by the inclusion of a value placed on Tenant's personal property, and if Landlord pays the taxes on any of these items or the taxes based on the increased assessment of these items, Tenant, on demand, shall immediately reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the increase in Landlord's assessment. Landlord shall have the right to pay these taxes regardless of the validity of the levy.

     4.07   UTILITIES.

            Tenant agrees to make its own arrangements, at Tenant's sole cost and expense, for any gas, electricity, and any other utility required in connection with the use and operation of the Premises. Tenant shall pay before delinquency, directly to the appropriate company or governmental agency, all charges for all utilities consumed on the Premises.

                                   ARTICLE V

                      SHOPPING CENTER - USE AND OPERATION

     5.01   LANDLORD'S MANAGEMENT AND OPERATIONAL RIGHTS.

            A)  Landlord shall have the right to:

                    (1) Change the size, location or nature of the buildings and other improvements in the Shopping Center (other than the Premises), including, but not limited to multi-deck, subterranean or elevated parking facilities.

                    (2) Increase the size of the Shopping Center by additional land, buildings and other structures.

            B) Notwithstanding anything in paragraph A) above to the contrary, Landlord shall not voluntarily: (i) close off or eliminate either of the two curb cuts which presently permit direct access to the Premises off of Morena Boulevard; or (ii) close off or eliminate the North Driveway Area; except if due to an emergency or due to making repairs.

     5.02   HILLSIDE MAINTENANCE.

            Tenant shall reimburse Landlord monthly for Tenant's Pro-Rata Share of all reasonable costs incurred by Landlord in the periodic repair, maintenance and clean-up of the hillside along the northern and eastern boundaries of the Shopping Center; provided, however, Tenant's Pro Rata Share may never exceed Five Thousand Dollars ($5,000) in any Lease Year.

                                  ARTICLE VI

                REPAIR, MAINTENANCE AND ALTERATIONS OF PREMISES

     6.01   TENANT'S REPAIRS AND MAINTENANCE.

            Except as provided in Section 2.04 and 6.02, and Articles VII and XII, throughout the Term, Tenant, at its sole cost and expense, shall maintain the Premises and keep same in good order and condition, and make all necessary Repairs thereto, interior and exterior, ordinary and extraordinary, and unforeseen and foreseen, all in accordance with applicable Laws. All Repairs made by Tenant shall be equal in quality and class to the original work. Tenant shall have the benefit of all warranties in force with respect to portions of the Premises Tenant is obligated to repair and maintain as provided herein.

     6.02   LANDLORD'S REPAIRS AND MAINTENANCE.

            Landlord, at its sole cost and expense, shall maintain in its current condition and in accordance with applicable Laws, the following:

            A) The structural parts of the Building which structural parts include only the foundations, bearing walls (excluding glass and doors) sub-flooring and roof (excluding skylights after the first Lease Year).

            B) The unexposed electrical, plumbing and sewage systems located within the Premises.

            C)  Gutters and downspouts which are part of the Building.

     If Landlord refuses or neglects to repair the Premises properly as required in this Section 6.02 and Section 2.04 within a reasonable time after written notice by Tenant to Landlord, (except that no notice shall be required in case of emergency, and except that such "reasonable time" shall not be more than ten (10) days, unless such repairs cannot be reasonably completed within such ten (10) day period and Landlord shall have commenced the repair within a reasonable period of time after receipt of Tenant's notice and thereafter diligently proceeded therewith to completion), Tenant may make such repairs, at Landlord's expense, and upon completion thereof Tenant may deduct its reasonably incurred costs occasioned by such repairs from Rent next becoming due.

     6.03   STRUCTURAL AND EXTERIOR REPAIRS.

            Tenant shall not make any structural or exterior changes or Repairs in or to the Premises, including any Restoration without (except in an emergency situation), first obtaining Landlord's written consent, not to be unreasonably withheld, delayed or conditioned, subject, however, in all cases, to the following additional requirements:

            A) Any structural work shall be completed under the supervision of a licensed architect or engineer, and no such structural or exterior changes or Repairs shall be made, except in accordance with detailed plans and specifications, all of which shall be submitted to Landlord for prior approval (which shall not be unreasonably withheld, delayed or conditioned). Plans and specifications submitted to Landlord shall be deemed approved unless, within twenty (20) days of Landlord's receipt thereof, Landlord notifies Tenant of its disapproval and specifies the reason therefor. Tenant shall perform all changes and Repairs in accordance with the approved plans and specifications.

            B) Any Repairs shall, when completed, be of such character as not to reduce the value of the Premises below its value immediately before such change or alteration.

            C) Neither the height of the Building Premises, nor the Floor Area of the Premises, nor the footprint of the Building Premises may be changed.

            D)  The Building Premises may not be subdivided.

            E) No buildings or other structures may be built in the Parking Lot Premises.

            Subject to all other provisions of this Section 6.03, upon obtaining Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned, Tenant shall have the right to make changes and alterations to the Parking Lot Premises, including without limitation the installation of lighting, signage and security cameras, and the right to enclose the Parking Lot Premises by the use of fencing or other reasonable means; provided, however, the Parking Lot Premises may only be used for parking of vehicles ingress and egress driveways, liquidation sales referred to in Section 2.01, and a trash container and compactor area. In addition, Tenant shall have the right without Landlord's consent to install a satellite dish or antenna on or about the Premises (other than the roof) so long as such dish or antenna is not readily visible to public view.

     6.04   REPAIRS - GENERAL CONDITIONS.

            All Repairs to the Premises which the Tenant desires or is required to make are subject to the following:

            A) The Repairs shall be made promptly and in a good and workmanlike manner in compliance with all applicable permits and authorizations and Laws. Upon Landlord's request, Tenant shall furnish evidence that Tenant has obtained all required permits and authorizations.

            B) The cost of Repairs which are Tenant's obligation shall be promptly paid by Tenant so that the Premises shall at all times be free of mechanics' liens for labor and materials supplied or claimed to have been supplied to the Premises by or on behalf of Tenant.

            C) In the event the Tenant's net worth at the time Repairs are to be made is less than Fifteen Million Dollars ($15,000,000), then prior to the commencement of Repairs the estimated aggregate cost of which exceeds One Hundred Thousand Dollars ($100,000), Tenant shall deliver evidence to Landlord that Tenant has obtained: (i) workmen's compensation insurance, covering all persons employed in connection with Repairs and with respect to whom death or bodily injury claims could be asserted against Landlord, Landlord's designee(s), Tenant or the Premises and all policies or certificates therefor issued by the respective insurers, bearing notations that such insurance is in good standing; and (ii) "builder's risk" insurance.

            D) In the event the Tenant's net worth at the time Repairs are to be made is less than Fifteen Million Dollars ($15,000,000)and the estimated aggregate cost of such Repairs exceeds One Hundred Thousand Dollars ($100,000), then before the commencement of the Repairs, Tenant, at its cost, shall furnish to Landlord a performance and completion bond in a form reasonably acceptable to Landlord, issued by an insurance company qualified and licensed to do business in California, in a sum equal to the cost of the Repairs guaranteeing the completion of the Repairs free and clear of all liens and other charges and in accordance with plans and specifications.

     6.05   FIXTURES.

            Subject to governmental permits and approvals first having been received, Tenant may, at its own cost and expense, place or install or cause to be placed or installed in or upon the Premises such equipment, furniture, and fixtures as Tenant, in its sole discretion, shall deem necessary or appropriate to the conduct of Tenant's business. Tenant may, at its own expense, thereafter, at any time, substitute, replace, or cause to be substituted or replaced any or all of said signs, equipment, furniture, and fixtures. All of said signs, equipment, furniture and fixtures shall, for the purpose of this Lease, be treated as personal property, no matter how affixed, and at no time shall Landlord have any rights therein unless and until granted by a written instrument executed by both Tenant and Landlord.

     6.06   NO CONSTRUCTION BEFORE NOTICE; NOTICE OF NONRESPONSIBILITY.

            No Repairs of any kind, in excess of Thirty Thousand Dollars ($30,000.00), shall be commenced, and no building or other materials shall be delivered for any Repairs until at least ten (10) days after written notice has been given by Tenant to Landlord of the commencement of such work or the delivery of such materials. Landlord shall, at any and all reasonable times during the term of this Lease, have the right to post and maintain on the Premises, and to record as required by Law, any notice or notices of nonresponsibility provided for by the mechanics' lien laws of the State in which the Premises are located. The work prohibited by this Section, until ten (10) days written notice thereof has been given to Landlord, includes, as well as actual construction work, any site preparation work, installation of utilities, street construction or improvement work, or any grading or filling of said Premises.

     6.07   CLAIMS AGAINST LANDLORD.

            Nothing contained in this Lease shall constitute any consent or request by Landlord, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, or as giving Tenant any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord.

     6.08   MECHANICS' LIENS.

            At all times during the Term, Tenant shall keep said Premises free and clear of all liens and claims of liens for labor, services, materials, supplies or equipment performed on or furnished to said Premises by or on behalf of Tenant or other occupant of the Premises. However, Tenant may, in good faith and at Tenant's own expense, contest the validity of any such asserted lien, claim or demand, provided Tenant pursues such contest diligently and, if Landlord so requests of Tenant in writing, Tenant shall furnish a bond freeing the Premises from any such lien. If Tenant does not cause to be recorded the bond described as aforementioned or otherwise protect the property within twenty (20) days after service on Tenant of written request from Landlord to do so, Landlord may, at its option, in addition to any other right or remedy, pay, adjust, compromise and discharge any such lien or claim of lien on such terms and manner as Landlord may deem appropriate. In such event, Tenant shall, on or before the first day of the next calendar month following any such payment by Landlord, reimburse Landlord for the full amount paid by Landlord in paying, adjusting, compromising, and discharging such lien or claim of lien, including any attorneys' fees or other cost expended by Landlord, together with interest at the Governing Interest Rate from the date of payment by Landlord to the date of repayment by Tenant.

                                  ARTICLE VII

                         CASUALTY DAMAGE - RESTORATION

     7.01   DAMAGE DUE TO RISK COVERED BY INSURANCE.

            If after the Lease Date, the Premises or the Building are totally or partially destroyed from a risk covered or required to be covered by the insurance described in Section 8.03 , then Landlord shall diligently restore the Premises and the Building to substantially the same condition as they were in immediately before the destruction (the "Restoration"). Except as otherwise provided herein, such destruction shall not terminate the Lease. If the existing laws do not permit the Restoration, either party may terminate the Lease by giving notice to the other party.

     7.02   DESTRUCTION DUE TO RISK NOT COVERED BY INSURANCE.

            A) If during the Term, the Premises or the Building are totally or partially destroyed from a risk not covered or required to be covered by the insurance described in Section 8.03 or any other insurance policy maintained by Landlord, Landlord shall restore the Premises and the Building to substantially the same condition as they were in immediately before destruction. Except as otherwise provided herein, such destruction shall not terminate the Lease. If the existing Laws do not permit Restoration, either party can terminate this Lease by giving notice to the other party.

            B) Notwithstanding anything in paragraph (A) above to the contrary, if the cost of Restoration pursuant to this Section 7.02 exceeds thirty-five percent (35%) of the then replacement value of the Premises or the Building. Landlord may elect to terminate this Lease by giving notice to Tenant within fifteen (15) days after determining the Restoration cost and replacement value.

            C) In the case of destruction to the Premises only, if Landlord elects to terminate this Lease Tenant, within fifteen (15) days after receiving Landlord's notice to terminate, can elect to pay to Landlord, at the time Tenant notifies Landlord of its election, the difference between thirty-five percent (35%) of the then replacement value of the Premises and the actual cost of Restoration, in which case Landlord shall diligently complete Restoration of the Premises and Building. Landlord shall give Tenant satisfactory evidence that all sums contributed by Tenant as provided in this paragraph have been expended by Landlord in paying the cost of Restoration.

            D) If Landlord elects to terminate this Lease and Tenant does not elect to perform the Restoration or contribute toward the cost of Restoration as provided in this Section, this Lease shall terminate.

     7.03   EXTENT OF LANDLORD'S OBLIGATION TO RESTORE.

            If Landlord is required or elects to restore the Premises as provided in Section 7.01 or 7.02, Landlord shall not be required to restore alterations or improvements made by Tenant (except to the extent covered by Landlord's insurance), tenants trade fixtures, and tenant's other personal property.

     7.04   SUBSTANTIAL DESTRUCTION.

            A) For purposes of this Section 7.04 "Substantial Destruction" shall mean damage or destruction of the Building Complex where the cost to repair or replace same exceeds forty percent (40%) of the replacement value of the Building Complex just prior to the damage or destruction.

            B) Notwithstanding anything in the Lease to the contrary, but subject to Section 7.08, in the event that at any time there is Substantial Destruction of the Building Complex, the Landlord may, at its option, relocate the Tenant within the Shopping Center to other premises within the Shopping Center (the "New Premises"), provided the New Premises are at least as large and have comparable utility to Tenant as the Premises described herein, provided Tenant shall not be required to vacate the Premises, which are tenantable, until the New Premises are ready for occupancy by Tenant.

     7.05   DAMAGE NEAR END OF TERM.

            If the Premises are totally or partially destroyed during the last year of the Term which destruction makes more than thirty percent (30%) of the Floor Area of the Building Premises untenantable, either Landlord or Tenant may terminate this Lease by giving notice to the other party not more than thirty (30) days after the date of such destruction. However, if the destruction occurs during the last year of the Term and if within thirty (30) days after the date of such destruction Tenant elects to extend the Term, as permitted under Section 1.06 (if the time within which the option can be exercised has not expired), Landlord may not terminate this Lease as aforementioned, subject, however to the Landlord's rights under Section 1.06 (E)(2).

     7.06   ABATEMENT OF RENT.

            In the event of any damage or destruction of the Premises rendering the same partially or completely untenantable, then thereafter the Rent shall equitably abate, until Restoration of the damaged Premises, based upon the Floor Area of the Premises and/or portion of the Parking Lot Premises rendered untenantable or inadequate for Tenant's use.

     7.07   WAIVER OF STATUTE.

            Landlord and Tenant waive the provisions of California Civil Code
Section 1932(2) and Civil Code Section 1933(4) with respect to any destruction of the Premises or the Building.

     7.08   TENANT'S RIGHT OF TERMINATION.

            Notwithstanding anything to the contrary contained in this Lease, in the event the Premises is damaged by any casualty and based upon a reasonable estimate the Premises is not likely to be restored within two hundred and forty (240) days after the date of the casualty nor is New Premises as defined in Section 7.04 (B) likely to be provided to Tenant within two hundred forty (240) days after the date of the casualty, then Tenant shall have the right to terminate this Lease by notice to Landlord given within thirty (30) days after the date of the casualty.

                                 ARTICLE VIII

                      INDEMNITY - EXCULPATION - INSURANCE

     8.01   EXCULPATION OF LANDLORD.

            Landlord shall not be liable to Tenant for any damage to Tenant or Tenant's property from any cause, and Tenant waives all claims Tenant may have in the future against Landlord for damage to person or property arising for any reason, except that Landlord shall be liable to Tenant for damage to Tenant resulting from the negligent acts or omissions of Landlord or its employees or agents.

     8.02   INDEMNITY OF LANDLORD.

            From and after the Lease Date, Tenant hereby indemnifies and agrees to hold Landlord and its Mortgagee harmless from and against any and all claims, liability, demands, causes of action, proceedings, damages, costs and expenses (including, but not limited to reasonable attorneys' fees which:
(1) arise from or are in connection with Tenant's use, occupation, control, management or repair of the Premises; (2) arise from or are in connection with any act or omissions of Tenant or Tenant's employees or agents; (3) result from any default by Tenant of any provision of this Lease; or (4) arise from any injury to person or property sustained in the Premises (except to the extent contributed to by the negligence of the Landlord or its agents or employees); provided, however, that prior to the Commencement Date, Tenant's indemnity with respect to injury to person or property shall only apply if caused by Tenant, its agents, employees or independent contractors. Tenant shall defend any action and proceeding which may be brought against Landlord or Mortgagee with respect to the foregoing or in which they are impleaded.

     8.03   FIRE AND CASUALTY INSURANCE PREMISES.

            A) Landlord shall maintain on the Building and other improvements in which the Premises are located a policy of Special Form property insurance and difference in conditions insurance to the extent of full replacement value and rent interruption insurance for a period not to exceed one (1) year. The insurance policy shall be issued in the name of the Landlord, Tenant, and Landlord's lender as their interests appear. The insurance policy shall provide that any proceeds shall be made payable to Landlord. If this Lease is terminated, the insurance policy and all rights under it or the insurance proceeds shall belong to Landlord. The insurance shall not cover Tenants furniture, fixtures, equipment and other personal property nor other improvements made by the Tenant to the Premises after the Rent Commencement Date.

            B) Tenant shall reimburse Landlord for Tenant's Share of the reasonable premiums paid by Landlord for maintaining the insurance required by Section 8.3 within thirty (30) days after Tenant receives a copy of the premium notice with a computation of Tenant's Share of such premium cost. Tenant's obligation to reimburse Landlord for insurance cost shall be prorated for any partial Lease Year at the commencement and expiration of the Term. Tenant's Share shall mean a fraction the numerator of which is the Floor Area of the Premises and the denominator of which is the Floor Area of all buildings covered by such insurance policy, including the Floor Area of the Premises.

     8.04   TENANT PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE.

            A) Tenant, at its sole cost, shall maintain public liability and property damage insurance (and product liability insurance) with a single combined limit of Two Million Dollars ($2,0 00,000) and property damage limits of not less than Two Million Dollars ($2,000,000) insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use and occupancy of the Premises. All public liability and product liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 8.02. Both Landlord and Tenant shall be named insureds and the policy shall contain cross liability endorsements. Notwithstanding anything to the contrary contained in this Lease, Tenant may satisfy any of its insurance requirements under the Lease by means of a blanket, excess liability and/or umbrella policy(ies).\

            B) Not more frequently than once every five (5) years and not prior to the fifth (5th) anniversary of the Rent Commencement Date, at the request of Landlord, Tenant must increase the amount of public liability insurance coverage as reasonably determined by Landlord; provided, however the percentage of such increase every five (5) years may not exceed the percentage increase in the Consumer Price Index (base year 1982-1984=100) San Diego, published by the United States Department of Labor for such five (5) year period.

     8.05   WAIVER OF SUBROGATION.

            The parties release each other and their respective authorized representatives from any claims for damage to the Premises or the Building Complex and for damage to Tenant's fixtures, equipment and other personal property in or on the Premises and the Building that are caused by or result from risks insured against under any insurance policies carried or required to be carried by the parties. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party n whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

     8.06   GENERAL INSURANCE MATTERS.

            All the insurance required under this Lease shall:

            A) Be issued by insurance companies authorized to do business in the State of California, with a financial rating of at least an A + 3A status as rated in the most recent edition of Best's Insurance Reports.

            B)  Be issued as a primary policy.

            C) Contain an endorsement requiring at least ten (10) days written notice from the insurance company to both parties and Landlord's lender before cancellation or change in the coverage, scope, or amount of any policy.

            Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with the other party at the commencement of the Term, and on renewal of the policy not less than thirty (30) days before expiration of the Term of the policy.

                                  ARTICLE IX

                             ENVIRONMENTAL MATTERS

     9.01   DEFINITION.


                                   [GRAPHIC]


            A) For purposes of this Article IX, the term "Hazardous Substance" means any (a) substance, product, waste or other material of any nature whatsoever which is or becomes listed, regulated, or addressed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. ("CERCLA"); the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. ("RCRN'); the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the California Hazardous Waste Control Act, Health and Safety Code Section 25100, et seq.; the California Hazardous Substance Account Act, Health and Safety Code Section 25330, et seq.; the California Safe Drinking Water and Toxic Enforcement Act, Health and Safety Code Section 25249.5, et seq.; California Health and Safety Code Section 25280, et seq. (Underground Storage of Hazardous Substances); the California Hazardous Waste Management Act, Health and Safety Code Section 25170.1, et seq.; California Health and Safety Code Section 25501, et seq. (Hazardous Materials Response Plans and Inventory); or the California Porter-Cologne Water Quality Control Act, Water Code Section 13000, et seq., all as amended (the above-cited California state statutes are hereinafter collectively referred to as "the State Toxic Substances Laws"), or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect; (b) any substance, product, waste or other material of any nature whatsoever which may give rise to liability under any of the above statutes or under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance or strict liability or under any reported decisions of a state or federal court; (c) petroleum or crude contamination of the Premises with Hazardous Substances, (vii) estimated costs of removing any Hazardous Substances; and (viii) any other information or recommendations Landlord may reasonably require.


            B) If the presence, release, threat of release, placement on, under or about the Premises, or the use, generation, manufacture, storage, treatment, discharge, release, burial or disposal on, under or about the Premises or transportation to or from the Premises of any Hazardous Substance is caused by Tenant and: (i) gives rise to liability, costs or damages (including, but not limited to, a response action, remedial action, or removal action) under RCRA, CERCLA, the State Toxic Substance Laws, or any statutory or common law theory based on negligence, trespass, intentional tort, nuisance or strict liability or under any reported decision of a state or federal court; (ii) causes or threatens to cause a significant public health effect; or (iii) pollutes or threatens to pollute the environment, Tenant shall, subject to subsection (F) of this Section 9.02, promptly take any and all response, remedial and removal action necessary to clean up the Premises and any other affected property and mitigate exposure to liability arising from the Hazardous Substance, whether or not required by law or by any governmental entity.

            C) Tenant shall comply with all federal, state and local laws, ordinances and regulations relating to any such response, remedial or removal action.

            D) Tenant shall indemnify, defend with counsel selected by Landlord, protect and hold harmless Landlord, its directors, officers, employees, agents, assigns and any successor or successors to Landlord's interest in the Premises from and against all claims, actual damages (including, but not limited to, special and consequential damages), punitive damages, injuries, costs, response costs, losses, demands, debts, liens, liabilities, causes of action, suits, legal or administrative proceedings, interest, fines, charges, penalties and expenses [including, but not limited to: (1) attorneys', engineers', consultants' and expert witness fees and costs incurred in connection with defending against any of the foregoing or in enforcing this indemnity and (2) any diminution in the value of the Premises] of any kind whatsoever paid, incurred or suffered by, or asserted against, the Premises or any indemnified party directly or indirectly arising from or attributable to (i) any breach by Tenant of any of its agreements, warranties or representations set forth in this Article IX or (ii) any repair, cleanup or detoxification, or preparation and implementation of any removal, remedial, response, closure or other plan concerning any Hazardous Substance introduced by Tenant on, under or about the Premises, regardless of whether undertaken due to governmental action. To the fullest extent permitted by law, the foregoing indemnification shall apply regardless of the fault, active or passive negligence, breach of warranty or contract of Landlord. The foregoing indemnity is intended to operate as an agreement pursuant to Section 107(e) of CERCLA, 42 U.S.C. Section 9607(e) and California Health and Safety Code Section 25364, to insure, protect, hold harmless and indemnify Landlord from any liability pursuant to such section.

            E) Tenant shall promptly give Landlord (i) a copy of any written notice, correspondence or information it receives from any federal, state or other government authority regarding Hazardous Substances on, under or about the Premises or Hazardous Substances which affect or may affect the Premises, or regarding any actions instituted, completed or threatened by any such governmental authority concerning Hazardous Substances which affect or may affect the Premises; (ii) written notice of any knowledge or information Tenant obtains in writing regarding Hazardous Substances on, under or about the Premises or expenses or losses incurred or expected to be incurred by Tenant, third party or any government agency to study, assess, contain or remove any Hazardous Substances on, under, about or near the Premises for which expense or loss Tenant may be liable; (iii) written notice of any knowledge or information Tenant obtains regarding the release or discovery of Hazardous Substances on, under or about the Premises, and; (iv) written notice of all written claims made or threatened by any third party against Tenant or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Substance.

            F) Without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, Tenant shall not take any remedial action in response to the presence of any Hazardous Substance on, under or about the Premises, nor enter into any settlement agreement, consent decree, or other compromise in respect to any claims referred to in subsection (E) of this
Section 9.02, which remedial action, settlement, consent or compromise might, in Landlord's reasonable judgment, impair the value of the Premises;
provided, however, that Landlord's prior consent shall not be necessary in the event that the presence of any Hazardous Substance on, under or about the Premises either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action, provided that in such event Tenant shall notify Landlord as soon as practicable of any action so taken. Landlord agrees not to withhold its consent, where such consent is required hereunder, if either (i) a particular remedial action is ordered by a court of competent jurisdiction, or (ii) Tenant established to the reasonable satisfaction of Landlord that there is no reasonable alternative to such remedial action which would result in less impairment of the value of the Premises.

     9.02   LANDLORD'S INDEMNITY.

            Landlord shall indemnify, defend and hold Tenant harmless from: (i) any claims by third parties for damages to property or injury to persons arising out of Landlord's release of Hazardous Substances from the Premises and from
(ii) damages, penalties, and clean-up costs claimed or imposed by any governmental authority arising out of Hazardous Substances existing on or under the Shopping Center as of the Commencement Date or Hazardous Substances on the Shopping Center caused by the Landlord after the Commencement Date.

                                    ARTICLE X

                             ASSIGNMENT AND SUBLETTING

     10.01  ASSIGNMENT AND SUBLETTING.

            A) Except as otherwise provided in this Section, Tenant shall not voluntarily assign or encumber its interest in this Lease, or in the Premises, or sublease all or any part of the Premises, or allow any other Person to occupy or use all or any part of the Premises, without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld. Any assignment, encumbrance, or sublease without Landlord's consent shall be void. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this paragraph.

            B) Anything contained in this Article X to the contrary, Tenant shall have the right to assign this Lease or sublet the Premises, without obtaining Landlord's prior written consent thereto: (1) to an entity which is a parent, subsidiary, or affiliate (as defined in Securities Act of 1933 and the regulations thereunder) of Tenant for so long as such relationship to Tenant under this Lease exists; or (2) to a corporation which is a successor to Tenant and its subsidiaries and affiliates, by way of merger, consolidation or corporate reorganization, or to any entity which has succeeded to the interest of Tenant by the purchase of substantially all of the assets or shares of stock of Tenant and its subsidiaries and affiliates, provided: (a) Tenant is not then in default under the terms of Section 13-01 of this Lease; (b) promptly after the execution of any such assignment or subletting, a fully executed and acknowledged original assignment or sublease agreement, is delivered to Landlord, which assignment shall contain an assumption agreement by the assignee in favor of Landlord of the terms and provisions of this Lease; and (c) Tenant shall remain liable under this Lease.

            C) In the event Tenant wishes Landlord's consent referred to in paragraph (A) above, Tenant shall forward to Landlord:

                    (1) The names and addresses of all principals of the proposed assignee or sublessee.

                    (2) Financial statements of the proposed assignee or sublessee.

                    (3) The proposed business activity to be conducted by the assignee or sublessee.

                    (4) A copy of the proposed assignment, pursuant to which assignment such assignee shall assume all obligations on Tenant's part to be performed hereunder.

                    (5) A check payable to the Landlord in the amount of Seven Hundred Fifty Dollars ($750.00) to compensate Landlord for its fees and costs in reviewing the request for its consent and all documents related thereto.

            D) No assignment by Tenant of its interest under this Lease, which is permitted herein, shall be valid or effective unless in writing and unless and until there is delivered to Landlord a copy of a written assignment and assumption agreement executed by the Tenant and the assignee, pursuant to which such assignee agrees to assume and be bound by all of the obligations of this Lease to be performed by Tenant from and after the effective date of such assignment. Any sublease of the Premises shall be subject to all of the terms, covenants, and conditions of this Lease.

            E) The Tenant shall continue to remain liable for all past and future Rent and all other obligations and covenants of the Tenant hereunder notwithstanding any assignment or sublease. Notwithstanding the aforementioned in the event of an assignment of this Lease by the Tenant, the assignor-tenant shall be relieved of tenant obligations thereafter accruing if: the "net worth" of the assignee at the date of the assignment is at least equal to the greater of (i) Twenty Million Dollars ($20,000,000) or (ii) the "net worth" of the assignor at the date of the assignment. The "net worth" of both the assignor and the assignee must be determined according to generally accepted to accounting principles as set forth in certified financial statements of independent certified public accountants licensed to do business in the State of California.

                                    ARTICLE XI

                            SUBORDINATION AND ATTORNMENT

     11.01  SUBORDINATION.

            A) At Landlord's election, this Lease shall be subordinate or superior to the lien of any present or future Mortgage irrespective of the time of recording of such Mortgage. If, from time to time, Landlord shall elect that this Lease be subordinate to the lien of any Mortgage,

Landlord may exercise such election by giving notice thereof to Tenant. The exercise of any of the elections provided in this paragraph shall not exhaust Landlord's right to elect differently thereafter, from time to time. At the election of Landlord, this clause shall be self-operative, and no further instrument shall be required. Upon Landlord's request, from time to time, Tenant shall (1) confirm in writing and in recordable form that this Lease is so subordinate or so paramount (as Landlord may elect) to the lien of any Mortgage; and/or (2) execute an instrument making this Lease so subordinate or so paramount (as Landlord may elect) to the lien of any Mortgage, in such form as may be reasonably required by an applicable Mortgagee.

            B) This Lease shall not be subordinate to any present or future Mortgage unless the holder of any such Mortgage executes and delivers to Tenant a non-disturbance and attornment agreement, which agreement shall provide, inter alia, that, notwithstanding any foreclosure of such Mortgage or deed in lieu of foreclosure, such Mortgagee shall recognize this Lease, including all of Tenant's rights hereunder.

     11.02  ATTORNMENT.

            If the Premises are encumbered by a Mortgage, and such Mortgage is foreclosed, or if the Premises are sold pursuant to such foreclosure or by reason of a default under said Mortgage, then notwithstanding such foreclosure, such sale or such default (1) Tenant shall not disaffirm this Lease or any of its obligations hereunder, and (2) at the request of the applicable Mortgagee or purchaser at such foreclosure or sale, Tenant shall attorn to such Mortgagee or purchaser and execute a new lease for the Premises setting forth all of the provisions of this Lease, except that the term of such new lease shall be for the balance of the Term.

                                    ARTICLE XII

                                    CONDEMNATION

     12.01  ENTIRE PREMISES TAKEN.

            If the whole of the Premises shall be acquired by eminent domain or condemned by eminent domain, then the Term shall cease and terminate as; of the date on which possession of the Premises is actually surrendered to the condemning authority, and on such date all Rent shall be paid up to that date and thereupon this Lease sh ' all terminate. Tenant shall in no event have any claim against Landlord or the condemning authority for the value of any unexpired Term.

     12.02  PARKING LOT PREMISES.

            A) If more than ten percent (10%) of the area of the Parking
Lot Premises shall be acquired by eminent domain then the Tenant may terminate this Lease by giving Landlord at least sixty (60) days prior written notice of termination no later than thirty (30) days after possession of the Parking Lot Premises is acquired by the condemning governmental authority.

            B) If either the most northern curb cut which provides direct access to the Parking Lot Premises from Morena Boulevard or the North Driveway Area is permanently taken by eminent domain and no reasonably substitute curb cut is provided in its place so that Tenant has reasonable ingress and egress to and from the Premises, then the Tenant may terminate this Lease by giving Landlord at least sixty (60) days prior written notice of termination no later than thirty (30) days after such curb cut or North Driveway Area is taken and thus, rendered unavailable by the condemning governmental authority.

     12.03  PORTION OF BUILDING PREMISES TAKEN.

            If any part of the Building Premises shall be acquired by eminent domain or condemned by eminent domain, then in any such event the Term shall, at Tenant's option, be terminated by written notice to Landlord within sixty (60) days after any such taking. The Lease shall cease and terminate sixty (60) days after the Tenant gives Landlord the notice of termination as aforementioned, and on such date all Rent shall be paid up to that date, and thereupon this Lease shall terminate. Tenant shall in no event have any claim against Landlord or the condemning authority for the value of the unexpired Term. In the event of a partial taking or condemnation of the Building Premises, and Tenant does not so elect to terminate this Lease, then Landlord shall use the net condemnation proceeds allocable to the Building Premises for the Restoration of the Building Premises in accordance with the provisions of Paragraph 7.01 hereof, to a condition comparable to their condition at the time immediately prior to the condemnation or taking; less, however, the portion lost in the taking, and this Lease shall continue in full force and effect pursuant to the terms and conditions hereof; provided, however, that the Minimum Rent shall abate in proportion to the Floor Area of the Building Premises taken. If the condemnation award is insufficient to pay the entire cost of the Restoration, then notwithstanding any provision of this Lease to the contrary, Landlord shall have no obligation to repair or pay for the repair of such damage, and Tenant, if it fails to terminate this Lease in accordance with this paragraph, shall supply the amount of any deficiency and repair the damage. For purposes of determining the amount of the funds available for Restoration of the Building Premises from the condemnation award, said amount will be deemed to be that part of the award which remains after payment of Landlord's reasonable expenses incurred in recovering same and which represents a portion of the total sum so available (excluding any award or other compensation for land), which is equitably allocable to the Building Premises.

     12.04  LANDLORD'S AWARD.

            Except to the extent hereinabove provided with respect to the Restoration of the Premises, in the event of any condemnation or taking as hereinbefore provided, whether whole or partial, the Tenant shall not be entitled to any part of the award, as damages or otherwise, for such condemnation, and the Landlord and any mortgagee of Landlord are to receive the full amount of such award as their respective interests may appear, the Tenant hereby expressly waiving any right or claim to any part thereof and assigning to Landlord any such right or claim to which it might be entitled.

     12.05  TENANT'S AWARD.

            Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord or any Mortgagee, such compensation as may be separately awarded or recovered by Tenant in Tenant's own right for or on account of, and limited solely to any cost to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, and equipment from the Premises, loss of business and any other damages, excluding the value of -the Shopping Center, the Premises, and the value, if any, of the Tenant's Leasehold Estate, provided, in any event, no such claim by Tenant reduces the award Landlord would otherwise be entitled to.

                                   ARTICLE XIII

                                      DEFAULT

     13.01  TENANT'S DEFAULT.

            The occurrence of any of the following shall constitute a default by Tenant:

            A) failure to pay Rent, when due, if the failure continues for ten (10) days after written notice has been given to Tenant by Landlord;

            B) failure by Tenant to pay any monetary obligation provided herein, except as provided in paragraph (A) above or any breach of any other provision of this Lease if the breach is not cured within thirty (30) days after written notice; provided, however, with respect to a non-monetary breach, if Tenant cannot reasonably cure the breach within such thirty (30) day period, Tenant shall not be in default of this Lease if Tenant commences to cure the breach within the thirty (30) day period and diligently and in good faith continues to cure the breach.

     13.02  LANDLORD'S REMEDIES CUMULATIVE.

            Landlord shall have the following remedies set forth in subsections
(A) through (H) below if Tenant commits a default. These remedies are not exclusive and may be exercised concurrently or successively; they are cumulative in addition to any remedies now or later allowed by law.

            A) BRING SUIT FOR PERFORMANCE. Landlord may bring suit for the collection of the Rent or other amounts for which Tenant is then in default, or for the performance of any other covenant or agreement devolving upon Tenant, all without having to enter into possession or terminate this Lease;

            B) RE-ENTRY WITHOUT TERMINATION. Landlord may re- enter the Premises, by summary proceedings or otherwise, and take possession thereof, without thereby terminating this Lease, and thereupon Landlord may expel all persons and remove all property therefrom, either peaceably or by force, without becoming liable to prosecution therefor, and relet the Premises and receive the rent therefrom, applying the same first to the payment of the reasonable expenses of such re-entry and the reasonable cost of such reletting, and then to the payment -of the Rent and other amounts for which Tenant is then in default; the balance, if any, to be paid to Tenant, who, whether or not the Premises are relet, shall remain liable for any deficiency, it is agreed that the commencement and prosecution of any action by Landlord in forcible entry and detainer, ejectment, or otherwise, or the appointment of a receiver, or any execution of any decree obtained in any action to recover possession of the Premises, or obtained in any action to recover possession of the Premises, or any re-entry, shall not be construed as an election to terminate this Lease unless Landlord shall, in writing, expressly exercise its election to declare the Term hereunder ended and to terminate this Lease, and unless this Lease be expressly terminated, such re-entry or entry by Landlord, whether had or taken under summary proceedings or otherwise, shall not be deemed to have absolved or discharged Tenant from any of its obligations and liabilities for the remained of the Term of this Lease. Notwithstanding anything to the contrary or other provisions of this Lease, if the Landlord elects the remedy provided in this Section 13.02(B), Tenant shall have the right to sublet the Premises, assign its interest in the Lease, or both, with the written consent of the Landlord, which consent shall not be unreasonably withheld.

            C) TERMINATION OF LEASE AND TENANT'S RIGHT TO POSSESSION. Landlord may terminate this Lease and Tenant's right to possession by giving Tenant five (5) days' written notice of such termination. No act by Landlord, other than giving Tenant written notice of termination of this Lease, shall in fact terminate the Lease. Upon termination of the Lease, neither the Landlord nor the Tenant shall have any future rights or obligations under the Lease, except that Landlord shall have the right to recover from the Tenant the following:

                    (1) the worth, at the time of the award, of the unpaid Rent that had been earned at the time of termination of this Lease;

                    (2) the worth, at the time of the award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided;

                    (3) the worth, at the time of the award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; and

                    (4) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform his obligations under the Lease or which, in the ordinary course of things, would be likely to result therefrom.

            D) DEFINITIONS. As used herein, the following phrases shall be interpreted as follows:

                    (1) "The worth, at the time of the award," as used in subsections 13.02(C)(1) and (2) above, is to be computed by allowing interest at the maximum lawful rate. "The worth, at the time of the award," as referred to in subsection 13.02(C)(3) above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1 %).

                    (2) As used herein, the term "time of award" shall mean either the date upon which Tenant pays to Landlord the amount recoverable by Landlord as hereinabove set forth or the date of entry of any determination, order, or judgment of any court or other legally constituted body determining the amount recoverable, whichever first occurs.

            E) Promptly after notice of termination, Tenant shall surrender and vacate the Premises and all improvements in broom-clean condition, and Landlord may re-enter and take possession of the Premises and all remaining improvements and eject all parties in possession or eject some and not others, or eject none. Termination under subsection 13.02(C) shall not relieve Tenant from the payment of any sum due to Landlord or from any claim for damages previously accrued or then accruing against Tenant.

            F) ASSIGNMENT OF SUBRENTS. Tenant assigns to Landlord all subrents and other sums falling due from subtenants, licensees, and concessionaires (herein called subtenants) during any period in which Landlord has the right under this Lease, whether exercised or not, to re-enter the Premises for Tenant's default, and Tenant shall not have any right to such sums during that period. Landlord may, at Landlord's election, re-enter the Premises and improvements with or without process of law, without terminating this Lease, and either or both collect these sums or bring action for the recovery of the sums directly from such obligors. Landlord shall receive and collect all subrents and avails from reletting, applying them: first, to the payment of reasonable expenses (including attorneys' fees or brokers' commissions or both) paid or incurred by or on behalf of Landlord in recovering possession and placing the Premises and improvements in good condition; second, to the reasonable expense of securing new lessees; third, to the fulfillment of Tenant's covenants to the end of the Term; and fourth, to Tenant. Tenant shall nevertheless pay to Landlord on the due dates specified in this Lease the equivalent of all sums required of Tenant under this Lease, plus Landlord's expenses, less the avails of the sums assigned and actually collected under this provision. Landlord may proceed to collect either the assigned sums or Tenant's balances, or both, or any installment or installments of the, either before or after expiration of the Term, but the period of limitations shall not begin to run on Tenant's payments until the due date of the final installment to which Landlord is entitled, nor shall it begin to run on the payments of the assigned sums until the due date of the final installment due from the respective obligors.

            G) APPOINTMENT OF RECEIVER. If Tenant fails to perform any of the obligations set forth in Section 13.01, and such failure or violation is not cured within the time periods set forth in Section 13.01, then Landlord shall have the right to have a receiver appointed to collect rent for any subtenants. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this Lease.

            H) Landlord's Right to Cure Tenant's Default. Landlord, at any time after Tenant commits a default, can cure the default at Tenant's cost if Tenant fails to perform any of the obligations set forth in Section 13.01, and such failure or violation is not cured within the time periods provided in
Section 13.01. If Landlord, at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be immediately reimbursed from Tenant to Landlord, and if paid at a later date shall bear interest at the Governing Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.

     13.03  TENANT'S WAIVER OF STATUTORY RIGHTS.

            In the event of any termination of this Lease or re-entry by Landlord without termination as provided under this Article XIII, Tenant, so far as permitted by law, waives (a) any notice of re-entry or of the institution of legal proceedings to that end; (b) any right of redemption, re-entry, or repossession; and (c) any right to trial by jury.

     13.04  LANDLORD'S DEFAULT.

            A) Landlord shall be in default under this Lease if Landlord fails to perform any covenant of Landlord and such failure is not cured within thirty (30) days after receipt of written notice from Tenant of such failure; provided, however, if Landlord can not reasonably cure such failure within such thirty (30) day period Landlord shall not be in default if Landlord commences to cure the failure within the thirty (30) day period and diligently and in good faith continues to cure the failure.

            B) In the event of Landlord's default, Tenant may seek injunctive relief or damages against the Landlord.

                                    ARTICLE XIV

                                    END OF TERM

     14.01  SURRENDER OF PREMISES.

            A) On the Lease Termination Date the Tenant shall quit and surrender the Premises into the possession and use of Landlord without delay, broom-clean and in good order, condition and repair (reasonable wear and tear excepted), free and clear of all occupancies or subleases, and free and clear of all liens and encumbrances other than those, if any, created by Landlord. At the end of the Term or earlier termination of this Lease, despite any options or privileges herein contained, the title to and/or ownership of tenant leasehold improvements, if not therefor vested in Landlord, shall automatically; vest in Landlord without the execution of any further instrument, free and clear of all liens and encumbrances other than those, if any, created by Landlord. However, Tenant shall, on demand, execute any further assurances of title to the tenant leasehold improvements.

            B) Any alterations made to the Premises shall remain on and be surrendered with the Premises on the Lease Termination Date.

     14.02  TENANT'S TRADE FIXTURES.

            All trade fixtures and equipment (not including plumbing and electrical fixtures that are a part of the Building and not including heating, ventilating, and air conditioning equipment) installed by or for Tenant or its subtenants or licensees in the Premises, regardless of the manner -of attachment, shall be and remain the property of Tenant or its subtenants or licensees. Landlord hereby waives any lien rights with respect to said trade fixtures, equipment, and merchandise inventory granted by or under any present or future law. Said trade fixtures, equipment, and merchandise inventory may be removed by Tenant or its subtenants; or licensees at any time during the Lease Term, and shall be removed on or before the Lease Termination Date, but Tenant shall promptly repair all damage to the Premises caused thereby. Any of said trade fixtures remaining on the Premises after the Lease Termination Date shall be deemed abandoned and shall become the property of Landlord without payment therefor.

     14.03  ABANDONED PERSONAL PROPERTY.

            Any personal property of Tenant or any subtenant or occupant which shall remain in or on the Premises after the Lease Termination Date, may, at the option of Landlord and without notice, be deemed to have been abandoned by Tenant or such subtenant or occupant and may either be retained by Landlord as its property or be disposed of, without accountability, in such manner as Landlord may see fit, or, if Landlord may give written notice to Tenant to such effect, such property shall be removed by Tenant, at Tenant's cost and expense. Any property not removed after the Lease Termination Date may be stored by Landlord, at Tenant's expense.

     14.04  HOLDOVER.

            If the Premises are not surrendered as provided in this Article XIV, Tenant shall indemnify and hold Landlord harmless against loss and liability (including attorneys' fees) resulting from the delay by Tenant or Tenant's assignee of this Lease or any sub-tenants in so surrendering the Premises, including, without limitation, any claims made by any succeeding occupant founded on such delay. If Tenant or Tenant's assignee of this Lease or any subtenant's shall hold over after the end of the Lease Termination Date, such holding over shall be construed as a tenancy at sufferance and Tenant shall pay Landlord for the use and occupancy of the Premises during such holdover period, an amount equal to shall be one hundred and fifty percent (150%) of the Monthly Rent payable for the last month of the Term of this Lease.

     14.05  SURVIVAL OF OBLIGATIONS.

            All obligations and liabilities which have accrued as of the Lease Termination Date shall survive such date.

     14.06  SURVIVAL.

            The provisions of this Article XIV shall survive any termination of this Lease.

                                    ARTICLE XV

                                   MISCELLANEOUS

     15.01  ATTORNEYS' FEES.

            Should any action or proceeding be commenced between the parties to this Lease concerning the Premises, this Lease, or the rights and duties of either in relation thereto, the party, Landlord or Tenant, prevailing in such litigation shall be entitled, in addition to other relief as may be granted in the action or proceeding, to a reasonable sum as and for its attorneys' fees and costs in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

     15.02  NOTICES.

            All waivers, elections, options, notices, demands, and consents which either party may be required or may desire to give under this Lease ("Notice") shall be in writing and shall be effective upon receipt or attempted delivery by Federal Express or other 24-hour express courier service, personal delivery or by certified or registered mail, posted prepaid, return receipt requested, addressed as follows:

            To Tenant:        CHARLOTTE RUSSE, INC.
                              Attn: CEO
                              4645 Morena Boulevard
                              San Diego, California 92117

Prior to the Rent Commencement Date, notice to Tenant shall be sent to:

                              CHARLOTTE RUSSE, INC.
                              Attn: CEO
                              5015 Shoreham Place
                              San Diego, California 92122

            To Landlord:      PRICE ENTERPRISES, INC.
                              4649 Morena Boulevard
                              San Diego, California 92117

or such other address as either party may hereafter indicate by written notice to the other.

     15.03  FORCE MAJEURE.

            Each Party shall be excused from performing any obligation or undertaking provided in this Agreement, except any obligation to pay any sum of money under the applicable provisions hereof, in the event and so long as the performance of any such obligation is prevented or delayed, retarded, or hindered by the following "Force Majeure" events: act of God, fire, earthquake, floods, explosion, actions of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure or general shortage of labor, equipment, facilities, materials, or supplies in the ordinary course on the open market; failure of normal transportation, strikes, lockouts, action of labor unions, condemnation, requisition, laws, orders of governmental or civil or military authorities; the inability to obtain governmental approvals or permits despite the exercise of due diligence and best efforts by a Party; or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of such Party, other than the lack of or inability to obtain funds.

     15.04  GOVERNING LAW.

            This Lease and all matters relating to this Lease shall be governed by the laws of the State of California in force at the time any need for interpretation of this Lease or any decision or holding concerning this Lease arises.

     15.05  BINDING ON HEIRS AND SUCCESSORS.

            This Lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, Landlord and Tenant, but nothing in this Section shall be construed as a consent by Landlord to any assignment of this Lease or any interest therein by Tenant, except as may be specifically provided herein.

     15.06  PARTIAL INVALIDITY.

            Should any provision of this Lease be held by a court of competent jurisdiction to be either invalid, void or unenforceable, the remaining provisions of this Lease shall remain in full force and effect, unimpaired by the holding.

     15.07  ENTIRE AGREEMENT.

            This Lease and the exhibits attached set forth the entire agreement between the parties. Tenant covenants that it has examined the Premises and knows the area and condition thereof. Tenant enters into this Lease on the basis of its own independent investigation only and not any statement or representation of anyone else. Except as specifically set forth herein, there are no agreements, representations or warranties whatsoever as to any matter, including, but not limited to, the physical condition, layout, leases, footage, rents, income, expenses, operation, and zoning relating to the Premises. Any prior conversations or writings are merged herein, superseded hereby and extinguished. No subsequent amendment of this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

     15.08  WAIVER.

            No term, covenant, or condition of this Lease can be waived, except in writing, signed by the party making the waiver, Landlord or Tenant, as the case may be. No waiver of any default hereunder shall be implied from any omission by either party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver, and that only for the time and to the extent therein stated. The payment or acceptance of Rent or partial Rent with knowledge of the breach of any of the covenants of this Lease by Tenant or Landlord, as the case may be, shall not be deemed a waiver of any such breach. One or more waivers of any breach of any covenant, term or condition of this Lease shall not be construed as a waiver of any. subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act requiring consent or approval of the other party shall not be deemed to waive or render unnecessary that party's consent or approval to or of any subsequent similar act.

     15.09  SALE OR TRANSFER OF PREMISES.

            If Landlord sells, transfers, or assigns all or any portion of this Lease or the Premises, including improvements thereon, Landlord, on consummation of the sale, transfer or assignment, shall be released from any liability thereafter accruing under this Lease if Landlord's successor has assumed in writing, for the benefit of Tenant, Landlord's obligations thereafter accruing under this Lease, and Tenant has received a copy of such writing. Any prepaid Rent may be transferred to Landlord's successor, and on such transfer Landlord shall be discharged from any further liability in reference to the prepaid Rent.

     15.10  TIME OF THE ESSENCE.

            Time is expressly declared to be the essence of this Lease.

     15.11  ESTOPPEL CERTIFICATE.

            Tenant shall, within ten (10) days notice from Landlord, execute and deliver to Landlord in recordable form, a certificate stating that is Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. The certificate also shall state the amount of current monthly Rent, the dates to which the Rent has been paid in advance, the amount of prepaid Rent, and any other information with respect to this Lease requested by Landlord. Failure to deliver the certificate within the ten (10) days shall be conclusive upon the party failing to deliver the certificate for the benefit of the party requesting the certificate and any successor to the party requesting the certificate, that this Lease is in full force and effect, and has not been modified, except as may be represented by the party requesting the certificate, and that Rent and other charges have not been paid for any period after date of Notice of Request.

     15.12  BROKER.

            The Landlord and the Tenant each represent that it has not had any dealings with any broker, finder, or other person with respect to this Lease. Each party shall hold harmless and indemnify and defend the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person with whom the other party has purportedly dealt in connection with this Lease.

     15.13  RIGHT OF FIRST REFUSAL.

            A) Provided Tenant is not in default of any of its obligations under this Lease, Tenant shall have the First Right of Refusal, during the Initial Term, only to lease from the Landlord the entire "Adjacent Office Space" as defined in paragraph (B) below, pursuant to the following terms and conditions:

               (1) In the event the Landlord wishes to accept a bona fide offer from a third party (the "Third Party") to Lease the entire Adjacent Office Space it shall send a written notice to the Tenant, together with a proposed lease, in duplicate, which contains all of the terms and conditions of the bona fide offer.

               (2) If Tenant wishes to lease the Adjacent Office Space from the Landlord it shall execute the proposed lease and return the duplicate counterparts within seven (7) days after receipt of same from Landlord.

               (3) If the Tenant does not execute and return the duplicate counterparts of the Lease to Landlord within such seven (7) day period, then the Landlord may enter into the

Lease with the Third Party within thirty (30) days after the expiration of said seven (7) day period, in which case this Section 15.13 shall forever be null and void.

            B) The "Adjacent Office Space" shall mean that approximately 50,000 square feet of Floor Area shown on Exhibit B.

            C) Notwithstanding anything in this Section 15.13 to the contrary, the Tenant shall have no rights under this Section 15.13 in the event:

               (1)  Landlord leases less than the entire Adjacent Office Space.

               (2) Landlord leases the Adjacent Office Space: (i) to a subsidiary corporation or entity in which the Landlord has a direct or indirect equity interest; or (ii) to a corporation that was a former subsidiary of Landlord.

               (3) Landlord wishes to transfer rights in the Adjacent Office Space other than by lease, including, but not limited to a sale of the Shopping Center or any portion thereof, or if the Landlord is involved in a merger or other form of reorganization.

     15.14  HEADINGS.

            The headings of the articles and sections of this Lease are for convenience of reference only and are not a part of this Lease.

     15.15  NUMBER AND GENDER.

            Whenever the context requires the singular number, it shall include the plural, the plural the singular, and the use of any gender shall include all genders.

     15.16  CORPORATE AUTHORITY.

            Each individual executing this Lease on behalf of a corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the board of directors or in accordance with the by-laws of said corporation; and that this Lease is binding upon said corporation in accordance with its terms.

     15.17  ACCORD AND SATISFACTION.

            A) Payment by Tenant or receipt by Landlord of a lesser amount than the Rent or other charges herein stipulated shall be deemed to be on account of the earliest due -stipulated Rent or other charges, and no endorsement or statement on any check or any letter accompanying any check or payment as Rent or other charges shall be deemed an accord and satisfaction, and

Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other charges or to pursue any other remedy provided in this Lease or by Law.

            B) No endorsement or statement on any check or any letter accompanying any check from Landlord to Tenant shall be deemed an accord and satisfaction, and Tenant shall accept such check or payment without prejudice to Tenant's right to recover any amount due Tenant or to pursue any other remedy provided in this Lease or by Law.

     15.18  SUBMISSION OF LEASE TO TENANT.

            The submission of this Lease to Tenant not signed by Landlord shall be for examination purposes only, and does not and shall not constitute an offer by Landlord to lease the Premises to Tenant or otherwise create any interest by Tenant in the Premises. Execution of this Lease by Tenant and return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, unless and until Landlord has in fact executed and delivered this Lease to Tenant.

            Executed in San Diego, California, as of the date first written above.

LANDLORD:                          TENANT:

PRICE ENTERPRISES, INC.            CHARLOTTE RUSSE, INC.

by /s/ ROBERT PRICE                by /s/ BERNARD ZEICHNER
   -----------------------            -----------------------

its President                      its CEO and President
   -----------------------            -----------------------

                                  EXHIBIT A

                                 DESCRIPTION

Page 1                                  Policy No. 970103        15

LOT I OF ROSE CANYON WAREHOUSE SUBDIVISION, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 3787, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COMM, JANUARY 22, 1958.

PARCEL B:

THAT PORTION OF PUEBLO LOT 1787 OF THE PUEBLO LANDS OF SAN DIEGO, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF MADE BY JAMES PASCOE IN 1870, A COPY OF WHICH SAID MAP WAS FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, AND IS KNOWN AS MISCELLANEOUS MAP NO. 36, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF PUEBLO LOT 1787; THENCE SOUTH
75 34' 10" WEST ALONG THE NORTHERLY LINE THEREOF 889-03 FEET TO THE SOUTHEAST CORNER OF PUEBLO LOT 1778, AND THE TRUE POINT OF BEGINNING; THENCE SOUTHERLY ALONG THE SOUTHERLY PROLONGATION OF THE FIRST LINE OF PUEBLO LOT 1778, A DISTANCE OF 80.00 FEET; THENCE SOUTH 47 11' 30" WEST, 190.00 FEET, MORE OR
LESS, TO A POINT IN A LINE PARALLEL WITH AND DISTANT 225.00 FEET NORTHEASTERLY, MEASURED AT RIGHT ANGLES FROM THE NORTHEASTERLY RIGHT OF WAY LINE OF THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY (FORMERLY CALIFORNIA SOUTHERN RAILROAD COMPANY) ; THENCE SOUTH 42 48' 30" EAST 87.40 FEET TO THE SOUTH-EASTERLY LINE OF LAND DESCRIBED IN DEED TO JOHN W. RICE, JR. RECORDED MARCH 15, 1941 IN BOOK 1151, PAGE 168 OF OFFICIAL RECORDS; THENCE NORTH 47 19' 00" EAST TO AN INTERSECTION WITH THE FOURTH LINE OF PUEBLO LOT 1787; THENCE SOUTH 75 34' 10" WEST AL0NG SAID NORTHERLY LINE TO THE TRUE POINT OF BEGINNING.

                                  EXHIBIT B
                                  [DIAGRAM]


"SHOPPING CENTER"

ADJACENT OFFICE SPACE

50.000 SF

220'

COSTCO 147,578 SF

PI11CE IRELF STORAGE 85,000 SF

'Ir r". IN

MORENA BOULEVARD 46

0 BUILDING

CONCEPTUAL SITE PLAN 4645 Morena Blvd., San Diego, CA

-MAP

4405-4842 Utrome 8~4 Sm Ditoo. CA 02117

PRICE SELF STORAGE 29.2DO Sr

EXHIBIT B Page I of 2


                                   [DIAGRAM]

I

I

9 18 817

1121

J21

RAMP

200 1

EXIT PASSAGEWAY 540'

120' PRICE

0

SELFSTORAGE

80 1

44

0 0 4 0 " 0 4p 0 0 9 0 0 0  9

 . 0 - nv 0- & 0 -A 99 :-

CURB CUT BUILDING PREMISES NORTH DRIVEWAY AREA

0---- PARKING LOT PREMISES

CONCEPTUAL SITE PLAN

&--I . - - -

CURBCUT

NOT TO F""ALE

EXHIBIT B Pagle A' )f 2

                                     EXHIBIT C

                       CONFIRMATION OF INITIAL TERM OF LEASE

                     (San Diego/Morena Blvd. - Charlotte Russe)

     This confirmation of term of lease is made on _______________ 19__, between PRICE ENTERPRISES, INC., a Delaware corporation ("Landlord") and
____________________, a ("Tenant"), who agree as follows:

1. Landlord and Tenant entered into a Lease dated _______________, 19__, in which Landlord leased to Tenant and Tenant leased from Landlord the Premises described in Section ____ ("Premises").

2. Landlord and Tenant agree to confirm the commencement and expiration dates of the term, and the Rent Commencement Date as follows:

            a) _______________, 19__, is the Commencement Date of the Initial Term of the Lease;

            b) _______________, 19__, is the expiration date of the Initial Term of the Lease; and

            c) _______________, 19__, is the Rent Commencement Date.



                              TENANT

                              __________________________


                              LANDLORD

                              __________________________

                                  EXHIBIT D

                           LEASEHOLD IMPROVEMENTS

                 (San Diego/Morena Blvd. - Charlotte Russe)

I.   LANDLORD'S WORK

            A) Landlord, at its sole cost and expense, shall cause the following work to be performed on the Premises, in accordance with applicable building codes (the "Landlord's Work"):

            1) The following Landlord's Work shall be substantially completed before the Commencement Date.

               a) All areas of the parking lot that have failed will be replaced. The parking lot will be overlayed or slurryed sealed (at Landlord's option) to provide positive drainage.

               b) Install a concrete receiving-well to accommodate seven (7) - 10 foot wide dock doors on +/- 12 foot centers. Dock height shall be 4' 0". The receiving well shall have adequate drainage so that there will be no standing water.

               c) Install seven (7) - 10' wide x 10' high, 20 gauge steel, manually operated dock doors with dock seals, including any required structural modifications.

               d) Install ten (10) 500 waft quartz exterior light fixtures or equivalent for parking lot security lighting. Light fixtures, conduits and wires to be run to new electric switch gear location. Final electrical connections to be made by Tenant.

               e) Build a 12 foot wide asphalt ramp from the parking lot into the building. Provide a 14 foot high by 10 foot wide, 20 gauge steel, manually operated roll-up door, including any required structural modifications. Ramp and door to be located on the north side of the building next to the receiving well.

               f) The north and west sides of the building will be painted to match the existing Price Self Storage facility, located immediately adjacent to the Premises.

               g)   The current existing maintenance shed to be removed.

               h) The current existing gasoline pumps and tanks, if any, on north side of Parking Lot Premises to be removed.

               i) Remove the existing switch gear currently located within the Premises and install a clean, flat integral slab at the location of existing switch gear. Install a new amp meter section on the exterior of the west wall, 200 feet south of the northwest corner of the building.

               j) The existing fire corridor on the east wall will be shortened to +/- 150 feet long starting at Price Self Storage and running in the northerly direction.

               k) Landlord to remove the existing loading dock on the north and west sides. Existing dock doors in these areas to be removed and filled in with metal siding as close as reasonably possible to existing siding. Existing exit door awnings to be removed.

               l) The perimeter fence along Morena Boulevard is to be removed. The fence which currently runs in a northerly direction from the Building Premises to the North Driveway Area will be relocated to the eastern boundary line of the Parking Lot Premises.

               m) Remove any and all asbestos, if any, in the Building Premises, in accordance with applicable laws and regulations.

               n) Install landscaping and irrigation along the existing public sidewalk which is on the western boundary of the Premises, along Morena Boulevard. Such landscaping to be similar to the existing landscaping.

            2) The following Landlord's Work ("Phase 2 Work") shall be substantially completed after the Commencement Date:

               a)   Stripe the parking lot per Tenant's plan.

               b) Build a secondary exit from the Building Premises, if required by the City of San Diego.

               c) Build a handicap ramp to meet the current building codes at the Tenant's main entrance to the Building Premises on the west side. Remove existing ramp.

               d) The fence along the northerly boundary of the Premises will contain a break so that vehicles may make a right hand turn off the North Driveway Area.

            Tenant shall submit plans to Landlord ("Tenant's Plans") showing:
(i) the parking lot striping plan; (ii) the location of the secondary exit for the Building if required; (iii) the location of Tenant's main entrance to the Building Premises and the break in the fence along with northern boundary of the Premises. Landlord shall commence Phase 2 Work within thirty (30) days after the date: (i) Landlord has obtained Landlord's Permits; (ii) Tenant has delivered complete Tenant's Plans to the Landlord; and (iii) the current tenant in the Premises has vacated same, subject to extension of time for Force Majeure under Section 15.03 and thereafter, diligently proceed to complete such Landlord's Work.

            Landlord shall substantially complete Phase 2 Work (other than such "punch list" items which can be completed within thirty (30) days and without material interference with Tenant's efforts to ready the Premises for Tenant's occupancy) within sixty (60) days after the date: (i) Landlord has obtained Landlord's Permits; (ii) Tenant has delivered complete Tenant's Plans to the Landlord; and (iii) the current tenant in the Premises has vacated same, subject to extension of time for Force Majeure under Section 15.03 (referred to as the Phase 2 Completion Date). If the Phase 2 Work is not completed by the Phase 2 Completion Date, then the ninety (90) day period referred to in Section 3.01, captioned "Rent Commencement Date" shall be increased by the number of days from the Phase 2 Completion Date until the date the Phase 2 Work has been substantially completed.

            B) LANDLORD'S PLANS.

               Landlord shall prepare plans (the "Work Plans") for Landlord's Work which is to be completed before the Commencement Date and submit same for Tenant's reasonable approval. Tenant shall approve the Work Plans within five
(5) business days after receipt of same. If Tenant does not give Landlord written approval or disapproval within such five (5) day period, the Work Plans shall be deemed approved. Tenant may disapprove the Work Plans only if they are contrary to the outline specifications of paragraph (A) above. In the event there is a dispute with respect to Tenant's disapproval of the Work Plans, such dispute shall be settled by binding arbitration pursuant to the rules and procedures of the American Arbitration Association.

II.  TENANT'S WORK

            A) CONSTRUCTION

               (1) Tenant, at its sole cost and expense, subject to reimbursement by Landlord under paragraph E below, shall make all leasehold alterations and improvements to the Premises, other than Landlord's Work, which are necessary or required for Tenant's use and occupancy of the Premises (the "Tenant's Work").

            B) TENANT'S BUILDING PLANS

               (1) Tenant shall prepare complete working drawings and specifications, (the "Building Plans") which shall govern the performance of "Tenant's Work", which shall mean and include the repairs, renovations and alterations to the Premises, other than Landlord's Work. The Building Plans shall in any case conform to applicable governmental requirements and to sound and generally accepted engineering practices.

               (2) When completed, the Building Plans shall be submitted to Landlord for its approval, which Landlord agrees shall not be unreasonably withheld. Within twenty (20) days after the receipt of the Building Plans, Landlord shall give Tenant written notice of such approval or of disapproval based upon any reasonable objections. Landlord's failure to approve or to disapprove within that period of time shall constitute approval. If Landlord disapproves, Tenant shall revise the Building Plans and shall re-submit them to Landlord, Landlord agrees to approve or disapprove in the case of any such re-submission or resubmissions in the same manner and within twenty (20) days of receipt of such revised Building Plans. Landlord's failure to approve or to disapprove within that period shall constitute approval.

            C) PERMITS AND APPROVALS

               (1) Within thirty (30) days after the Building Plans are approved by Landlord, Tenant shall apply for any necessary building permits and approvals in connection with the construction of Tenant's Work (collectively, the "Permits"). Tenant shall, in a timely manner, keep Landlord reasonably informed of the status of all applications for Permits and of the time and place of all meetings or hearings with governmental agencies and representatives with respect thereto. Landlord shall have the right to attend and participate in such meetings. In the event changes to the Building Plans are required by any governmental authority, Tenant may make any changes which are minor in nature without Landlord's consent. Any other changes in the Building Plans prior to the issuance of the Permits shall require Landlord's consent which shall not be unreasonably withheld. For the purpose of this paragraph C), Landlord's failure to approve or disapprove such changes within twenty (20) days after receipt of such request shall constitute approval. Upon issuance of the Permits, including, without limitation, the building permit, Tenant shall submit to Landlord, a final set of Building Plans reflecting all changes, if any, as approved by Landlord (or not requiring the approval of Landlord) hereunder (the "Approved Building Plans").

               (2) In the event Tenant wishes to make changes to the Approved Building Plans, it may do so pursuant to the same approval process and standard as is set forth in paragraph C)(1), except that the deemed approval period for Landlord's consent shall be twenty (20) days after receipt of such request. In the event that any change to the Approved Building Plans requires any change to any portion of Tenant's Work which has been completed, the total cost of installation and removal of such completed work shall be the sole responsibility of the Tenant and shall not be included within the term "Building Costs" (as defined in paragraph E) for purposes of reimbursement by Landlord. If any changes by Tenant under this paragraph (2) result, in the aggregate, in a net increase or decrease in the cost of Tenant's Work, Tenant shall notify Landlord of such fact as soon after such changes are required as is reasonably possible together with a good faith estimate of the estimated net increase or decrease in the cost of Tenant's Work. On written request therefor, Tenant shall deliver to Landlord, reasonably satisfactory evidence substantiating in detail the changes in the cost of Tenant's Work resulting from Tenant's changes under this paragraph C).

            D) CONSTRUCTION CONTRACTS. Promptly after Tenant obtains the Permits, Tenant shall retain a general contractor for Tenant's Work.

            E) OWNERSHIP. All leasehold improvements shall be the property of the Landlord. All such leasehold improvements shall be free of any and all liens and encumbrances.

            F) CONTRACTOR'S GUARANTIES AND WARRANTIES. Each contractor and subcontractor participating in the construction of Tenant's Work shall be duly licensed, and each contract and sub-contract shall contain the guaranty of the contractor or sub-contractor that the portion of Tenant's Work covered thereby will be free from all defects in workmanship and materials for the period of time which customarily applies in good contracting practices, but in no event less than one (1) year after the completion of Tenant's Work. The aforesaid guaranties shall include the obligation to repair or replace, in a thoroughly workmanlike manner and without any additional charge, all of Tenant's Work done or furnished by said contractor or sub-contractor, or by any of his sub-contractors, employees or agents, which shall be or become defective because of faulty materials or workmanship within the period covered by such guaranty (and of which notice is given to such contractor or sub-contractor within such period); and the correction, as aforesaid, of any such matter shall include, without any additional charge therefore, all expense and damages in connection with the removal, replacement and/or repair in a thoroughly workmanlike manner of any other part of Tenant's Work which may be damaged or disturbed thereby. All warranties or guaranties as to materials or workmanship on or with respect to Tenant's Work shall be written so that they shall inure to the benefit of Landlord and Tenant as their respective interests may appear and can be directly enforced by either, and Tenant shall give to Landlord, any assignment or other assurance necessary to effectuate the same.

            G) WORK PROCEDURES. Each contractor and sub-contractor participating in Tenant's Work shall:

               (1) Store all building materials, tools and equipment within the Premises or such other locations as may be specifically designated by Landlord, in advance of the commencement of construction by Tenant;

               (2) Make appropriate arrangements for temporary utility connections as available within the Shopping Center, and shall pay the cost of said connections and of proper maintenance and removal of the same, and shall pay all utility charges incurred by such contract or sub-contractors;

               (3) Remove all trash, debris and rubbish as reasonably necessary and, upon completion of Tenant's Work, shall remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining in the Premises, the building or the Shopping Center;

               (4) Properly protect Tenant's Work with lights, guard rails and barricades, and secure all parts of Tenant's Work against accident, storm and any other hazard.

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                                     -53-

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                                     EXHIBIT E

                                 SIGN REQUIREMENTS

                     (San Diego/Morena Blvd. - Charlotte Russe)

1. Tenant shall pay for all signs, sign installation (including final connection, transformers, and all other labor and materials) and maintenance.

2.   Tenant shall obtain all necessary permits, prior to installing any signs.

3.   There shall be no flashing or moving signs.

                                     -54-